UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 16, 2005
(Date of earliest event reported)

Offshore Logistics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819
(Commission File Number)	(IRS Employer
Identification No.)
224 Rue de Jean P.O. Box 5C
Lafayette, Louisiana	70505
(Address of Principal Executive Offices)	(Zip Code)

(337) 233-1221
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On August 16, 2005, Offshore Logistics, Inc. (the “Company”) announced that it had accepted consents of the holders of approximately $227.9 million in principal amount of the $230 million total outstanding 6 1/8% Senior Notes due 2013 (the “Notes”) pursuant to its previously announced consent solicitation, which expired at 5:00 p.m., New York City time on August 15, 2005.

        Each consenting holder of the Notes agreed to certain proposed amendments and waivers relating to the indenture governing the Notes (the “Indenture”). Accordingly, on August 16, 2005, the Company and the guarantors under the Indenture entered into a supplemental indenture (the “Supplemental Indenture”) with U.S. Bank National Association, as the trustee under the Indenture.

        The Supplemental Indenture (i) extends to November 15, 2005 (or at the election of the Company and upon payment of an additional fee of $569,867.50 until December 15, 2005, or upon payment of a second additional fee of $569,867.50 until January 16, 2006, as applicable) the Company’s deadlines to comply with the financial reporting covenants in the Indenture, (ii) extends to November 15, 2005 (or at the election of the Company and upon payment of the additional fee until December 15, 2005 or January 16, 2006, as applicable) the Company’s deadline to deliver to the Indenture trustee a certificate, otherwise required to have been filed by June 29, 2005, relating to compliance with the Indenture, (iii) provides that the Company shall not be required to deliver to the Indenture trustee the written statement of the Company’s independent public accountants, relating to compliance with the Indenture prior to November 15, 2005 (or at the election of the Company and upon payment of the additional fee until December 15, 2005 or January 16, 2006, as applicable) and (iv) provides that the failure of the Company to comply with the newly amended provisions of the Indenture by November 15, 2005 (or, as applicable, December 15, 2005 or January 16, 2006) shall constitute an event of default within the meaning of Indenture.

        This description of the Supplemental Indenture is qualified in its entirety by reference to its complete text. The Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

        On August 16, 2005, the Company issued a news release relating to the matters described in Item 1.01 above, as well as other matters relating to its consent solicitation with respect to the Notes. A copy of the Company’s August 16, 2005 news release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit Number	Description of Exhibit
4.1	Copy of the Supplemental Indenture, dated as of August 16, 2005, among the Company, as issuer, the Guarantors listed on the signature page, as guarantors, and U.S. Bank National Association as trustee relating to the Company’s 6 1/8% Senior Notes due 2013.

99.1	Copy of the Company's August 16, 2005 press release.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2005

OFFSHORE LOGISTICS, INC. (Registrant) /s/ Brian C. Voegele —————————————— Brian C. Voegele Senior Vice-President, Chief Financial Officer, Secretary and Treasurer